UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  September 14, 2009

TEAM NATION HOLDINGS CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144597	98-0441861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4667 MacArthur Boulevard, Suite 150, Newport Beach, CA 92660
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  949 885 9892

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On September 14, 2009 the registrant issued 12,109,338 shares of its common stock to its four officers and directors.    The issuance of the shares was in consideration of the four individuals each having placed certificates of deposits with the principal amount of $100,000 with Professional Business Bank to secure a line of credit for Team Nation Holding Corporation in May 2008.   Professional Business Bank has not extended the due date on the line of credit and effective July 31, 2009, applied the certificates of deposit against the outstanding balance on the line of credit.  The shares represent 24.8% of the outstanding common stock of the registrant.  As of this date the registrant has 61,010,140 shares outstanding

The following are the value of the certificates of deposit as of July 31, 2009 and the number of shares issued.

Janis Okerlund	$105,200.94	3,506,698 shares
Daniel J. Duffy	$105,194.85	3,506,495 shares
Dennis R. Duffy	$106,009.65	3,533,655 shares
Norman J. Francis	$106,874.70	3,562,490 shares

The registrant relied upon the exemption from registration set forth in Section 4(2) of the Securities Act of 1933 as amended being a transaction by an issuer not involving a public offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2009	TEAM NATION HOLDINGS CORPORATION

	By:	/s/ DENNIS R. DUFFY
DENNIS R. DUFFY
Chief Executive Officer